[Sweeney Gates & Co. Letterhead]


                          March 25, 1999




    Securities and Exchange Commission
    450 5th Street, N.W.
    Washington, D.C.  20549

    Gentlemen:

    We have read the statements made by Net Lnnx, Inc. in
    Item 4 to its Current Report on Form 8-K (copy attached), which we understand will be filed with the Commission on or about March 26, 1999. We agree with the statements concerning our firm in such Form 8-K.


         Very truly yours,


         /s/ Sweeney Gates & Co.

         Sweeney Gates & Co.